Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 of our report dated March 25, 2022, relating to the financial statements of Frazier Lifesciences Acquisition Corporation, which is contained in that Prospectus. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
April 14, 2023